EXHIBIT 24.01

POWER OF ATTORNEY

         WHEREAS, Xcel Energy Inc., a Minnesota corporation (the “Company”), may file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement in connection with an offer to exchange (the “Exchange Offer”) all outstanding shares of Common Stock of NRG Energy, Inc. for shares of Company common stock (the “Shares”) and the issuance of Shares in connection with the Exchange Offer; and

         WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his/her name, respectively.

         NOW, THEREFORE, each of the undersigned hereby constitutes and appoints GARY R. JOHNSON, EDWARD J. MCINTYRE, and DAVID E. RIPKA, and each of them individually, his/her true and lawful attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to one or more registration statements on Form S-4 (or any other appropriate form) relating to the Exchange Offer and the issuance of Shares in connection therewith and to any and all amendments (including post-effective amendments) to such registration statements, and generally to do all such things in his/her name and in his/her capacity as a director to enable the Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission in connection with the Exchange Offer and the issuance of Shares in connection therewith, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 14th day of February, 2002.

/s/ Wayne H. Brunetti	/s/ C. Coney Burgess

Wayne H. Brunetti Chairman, President, Chief Executive Officer and Director	C. Coney Burgess Director

/s/ David A. Christensen	/s/ Roger R. Hemminghaus

David A. Christensen Director	Roger R. Hemminghaus Director

/s/ A. Barry Hirschfeld	/s/ Douglas W. Leatherdale

A. Barry Hirschfeld Director	Douglas W. Leatherdale Director

/s/ Albert F. Moreno	/s/ Margaret R. Preska

Albert F. Moreno Director	Margaret R. Preska Director

/s/ A. Patricia Sampson	/s/ Allan L. Schuman

A. Patricia Sampson Director	Allan L. Schuman Director

/s/ Rodney E. Slifer	/s/ W. Thomas Stephens

Rodney E. Slifer Director	W. Thomas Stephens Director

/s/ Edward J. McIntyre	/s/ David E. Ripka

Edward J. McIntyre Vice President and Chief Financial Officer	David E. Ripka Vice President and Controller

STATE OF MINNESOTA	)

) ss.

COUNTY OF HENNEPIN	)

         On this 14th day of February, 2002, before me, Catherine J. Cleveland, a Notary Public in and for said County and State, personally appeared each of the above-named directors and officers of Xcel Energy Inc., a Minnesota corporation, and known to me to be the persons whose names are subscribed to in the foregoing instrument, and each person acknowledged to me that he or she executed the same as his or her own free act and deed.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal on the date set forth above.

/s/ Catherine J. Cleveland

Catherine J. Cleveland